UNITED STATES SECURITIES
AND
EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act to 1934

Date of Report: January 31, 2005

FIRST OAK BROOK BANCSHARES, INC.

DELAWARE (State or other jurisdiction of incorporation or organization)	0-14468 (Commission File Number)	36-3220778 (I.R.S. Employer Identification No.)

1400 Sixteenth Street, Oak Brook, IL 60523
Telephone Number (630) 571-1050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1 of 3

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement

On January 31, 2005, the Independent Directors Committee of the Board of First Oak Brook Bancshares, Inc. (the “Company”), acting as the compensation committee thereof, approved the grant of stock options and/or restricted stock units (“RSUs”) pursuant to the Company’s Incentive Compensation Plan (the “Plan”) to the following executive officers:

name	stock options	rsus
Richard M. Rieser, Jr.	16,500	—
Rosemarie Bouman	3,500	1,000
George C. Clam	3,500	500
Brian C. England	2,500	500
Jill D. Wachholz	1,000	150

The stock options vest ratably over five annual vesting dates (three with respect to Mr. Rieser), subject to acceleration in the event of death, disability or a change in control and, unless earlier terminated, the options expire seven years from the date of grant. The RSUs each represent the right to receive one share of common stock (and accumulated dividend equivalents). The RSU award vests in 20% installments on each of the sixth through tenth anniversaries of the date of grant, subject to accelerated vesting upon death or disability or a change in control, or forfeiture in certain circumstances. Shares of common stock will be paid with respect to vested RSUs during the calendar year following the calendar year in which the RSU-holder attains age 59 or, if later, the year the RSU vests, subject to earlier distribution in the event of death, disability or a change in control. Receipt of the equity awards is conditioned on the recipient’s being or becoming a party to an agreement with the Company regarding confidentiality, non-solicitation of employees and customers, and prohibited conduct.

2 of 3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST OAK BROOK BANCSHARES, INC.
(Registrant)
Date: February 3, 2005	/s/ ROSEMARIE BOUMAN
Rosemarie Bouman
Vice President and Chief Financial Officer

3 of 3